As filed with the Securities and Exchange Commission on April 1, 2002
                                                      Registration No. 333-55722


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                   POST EFFECTIVE AMENDMENT NO. 1 TO FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             SUMMIT LIFE CORPORATION
             (Exact name of Registrant as specified in its charter)

                                    OKLAHOMA
         (State or other jurisdiction of incorporation or organization)

           6311                                          73-1448244
(Primary Standard Industrial                (I.R.S. Employer Identification No.)
 Classification Code Number)
                                3021 Epperly Dr.
                                 P.O. Box 15808
                          Oklahoma City, Oklahoma 73155
                                 (405) 677-0781
       (Address, including zip code, and telephone number, including area code, of Registrants' principal executive offices)

                                CHARLES L. SMITH
                      President and Chief Operating Officer
                             Summit Life Corporation
                                3021 Epperly Dr.
                                 P.O. Box 15808
                          Oklahoma City, Oklahoma 73155
                                 (405) 677-0781
            (Name, address, including zip code, and telephone number,
                  including area code, of agents for service)

                                   COPIES TO:

                            JEANETTE C. TIMMONS, ESQ.
                    Day Edwards Propester & Christensen, P.C.
                           210 Park Avenue, Suite 2900
                          Oklahoma City, Oklahoma 73102
                                 (405) 239-2121

     Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                          DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 is being filed to deregister the remaining unsold shares of common stock, par value $.01 per share ("Common Stock"), of the total 1,000,000 shares (the "Shares") of Common Stock of Summit Life Corporation (the "Registrant") covered by the Registration Statement on Form SB-2, No. 333-55722 (the "Registration Statement"), declared effective by the Securities Exchange Commission on May 14, 2001. The offering contemplated by the Registration Statement was terminated by the Registrant on March 31, 2002. Accordingly, the Registrant hereby files this Post-Effective Amendment No. 1 to the Registration Statement to deregister a total of 554,800 Shares, originally registered by the Registration Statement, which remained unsold as of the termination of the offering.

  SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereon duly authorized in the City of Oklahoma City, State of Oklahoma, on March 31, 2002.

                                     SUMMIT LIFE CORPORATION
                                     an Oklahoma corporation


                                     By:  /s/ Charles L. Smith
                                          ------------------------------------
                                             Charles L. Smith
                                          President, Chief Operating Officer and
                                          Chief Financial Officer

     Pursuant to the requirement of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


                NAME AND TITLE                                         DATE


/s/ James L. Smith                                                March 31, 2002
--------------------------------------------------
James L. Smith, Chairman of the Board of Directors
Chief Executive Officer and Secretary


/s/ Charles L. Smith                                              March 31, 2002
-----------------------------------------------------
Charles L. Smith, President, Chief Operating Officer
Chief Financial Officer and Director


/s/ M. Dean Brown                                                 March 31, 2002
-----------------------------------------------------
M. Dean Brown, Director


/s/ Thomas D Sanders                                              March 31, 2002
-----------------------------------------------------
Thomas D. Sanders, Director


/s/ Gary L. Ellis
-----------------------------------------------------
Gary L. Ellis, Director                                           March 31, 2002